Exhibit 10.3

SECOND AMENDMENT TO DEBT REFINANCING AGREEMENT

This SECOND AMENDMENT TO DEBT REFINANCING AGREEMENT (this “Amendment”), is effective as of the 9th day of April 2017, (the “Effective Date”) and entered into by and among Aura Systems, Inc., a Delaware corporation (the “Company”), and Warren Breslow, an individual (“Breslow”), and the Survivor’s Trust Under the Warren L. Breslow Trust (the “Breslow Trust” and together with Breslow, the “Lender”), with reference to that certain Debt Refinancing Agreement dated January 24, 2017 (as amended, the “Original Refinancing Agreement”) by and among the Company and the Lender. Capitalized terms not defined herein that are defined in the Original Refinancing Agreement shall have the meaning ascribed to them in the Original Refinancing Agreement.

WHEREAS, on or about January 24, 2017 the Company and the Lender entered into that certain Original Refinancing Agreement; and

WHEREAS, in or about February 2017, the Company and the Lender entered into that certain First Amendment to Debt Refinancing Agreement whereby, among other changes, certain deadlines requiring the Company to file a preliminary proxy statement with the SEC by March 1, 2017 were extended; and

WHEREAS, the parties desire, to further amend the Original Purchase Agreement as set forth herein; and

WHEREAS, pursuant to Section 17 of the Original Refinancing Agreement, amendments thereto may be made by an instrument in writing signed by the Company and the Lender.

NOW THEREFORE, in Consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Company and the Lender hereby agree that the Original Refinancing Agreement is as of and at the Effective Date, amended as follows:

1.            Amendments to Section 3B. Section 3B of the Original Refinancing Agreement is hereby amended to read in its entirety as follows:

B.       Notwithstanding anything to the contrary in this Agreement, including without limitation Section 3A above, if Stockholder Approval is not obtained within eighteen (18) months of the Effective Date hereof, this Agreement and the New Promissory Note shall be deemed to be rescinded by the parties hereto, and without further action by any party, shall be of no further force or effect and null and void ab initio; provided however, that in the event that each Breslow Party does not vote all of the voting securities of the Company beneficially owned by him/it, respectively, in favor of the Resolutions at each Shareholder Meeting, then in such event this Section 3B shall be void and of no effect. To the extent this Agreement and the New Promissory Notes are rescinded in accordance with this Section 3B, the Company shall promptly deliver to the Breslow Trust replacement promissory notes in form and substance equivalent to the Promissory Notes, representing the right to be paid aggregate principal and interest equal to the Aggregate Debt plus the amount of additional interest that would have accrued under the Promissory Notes had they remained outstanding between the date hereof and the date of delivery of such replacement promissory notes.

2.             Amendments to Section 5A. Section 5A of the Original Refinancing Agreement is hereby amended to read in its entirety as follows:

A.       Stockholder Meeting, The Company shall provide each stockholder entitled to vote at a special or annual Meeting of stockholders of the Company (the “Shareholder Meeting”), with a proxy statement, soliciting each such stockholder’s affirmative vote at the Shareholder Meeting for approval of a resolution (the “Resolution”) to approve amendment to the Company’s Certificate of Incorporation to effect up to a 1-for-7 reverse stock split of the Common Stock (such reverse stock split is referred to herein as the “Authorized Reverse Split”) (such affirmative approval being referred to herein as the “Shareholder Approval”), and the Company shall use its best efforts to solicit its stockholders’ approval of the Resolution and to cause the board of directors of the Company to recommend to the stockholders that they approve the Resolutions.

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IN WITNESS WHEREOF, the Lender and the Company have each caused this Second Amendment to be duly executed as of the Effective Date set forth above.

COMPANY:

AURA SYSTEMS, INC.

By:	/s/ Melvin Gagerman
Melvin Gagerman
Chief Executive Officer

LENDER:

SURVIVOR’S TRUST UNDER THE WARREN L. BRESLOW TRUST.

By:	/s/ Warren L. Breslow
Warren L. Breslow, Trustee

WARREN L. BRESLOW

By:	/s/ Warren L. Breslow
Warren L. Breslow, an Individual